Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States T: 212-768-6700 F: 212-768-6800 dentons.com

July 2, 2024

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to iCAD, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance from time to time of 4,100,000 shares the (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 2,000,000 shares of Common Stock pursuant to the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”) and (ii) 2,100,000 shares of Common Stock pursuant to the Company’s 2016 Stock Incentive Plan, as amended December 2018 and July 2021 (the “2016 Plan”), which shares are in addition to (a) the shares registered on the Company’s previous registration statement on Form S-8 (Registration No. 333-211656) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act on May 26, 2016 and (b) the shares registered on the Company’s previous registrant statement on Form S-8 (Registration No. 333-229453) filed by the Company with the Commission under the Securities Act on January 31, 2019, on a Registration Statement on Form S-8 being filed on the date hereof by the Company with the Commission under the Securities Act (such registration statement, as it may be amended, the “Registration Statement”).

We are delivering this opinion to you in accordance with your request and in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

1.	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein;

2.	the Certificate of Incorporation of the Company, as amended;

3.	the Amended and Restated Bylaws of the Company;

4.	the 2016 Plan and the 2024 Plan;

5.	corporate resolutions and proceedings of the Company relating to its proposed issuance of the Shares; and

6.	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

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We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts and having due regard for such legal considerations as we deem relevant, that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the 2016 Plan and 2024 Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the State of New York (excluding local laws), Delaware corporate law (which includes the Delaware General Corporate Law and applicable provisions of the Delaware constitution, as well as reported judicial options interpreting the same), and the federal laws of the United States of America.

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned, however, we hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP

Dentons US LLP